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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 26, 2000, except as to Note 14, which is as of February 25, 2000, related to the consolidated financial statements of LookSmart, Ltd., which appears in LookSmart Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 26, 2000, related to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such registration statement.


                                        /s/ PricewaterhouseCoopers LLP
                                        ---------------------------------------

San Francisco, California
January 30, 2001